Alcan Inc.

1188 Sherbrooke Street West Montreal, Quebec H3A 3G2 Canada	Mailing Address: P.O. Box 6090 Montreal, Quebec H3C 3A7 Canada	Tel: (514) 848-8000 Fax: (514) 848-8115 Telex: 05-25236 Cable: Alcan	A

November 25, 2003

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Registration on Form S-3

Dear Sirs:

I have acted as counsel for Alcan Inc., a Canadian corporation (the "Company"), in connection with the proposed public offering from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Act"), of up to U.S. $3,000,000,000 in aggregate offering price of debt securities (the "Debt Securities") and/or the Company's preference shares (the "Preference Shares"), the Company's common shares, without par or nominal value (the "Common Shares"), and warrants (the "Warrants") of the Company to purchase Debt Securities, Preference Shares or Common Shares, or any combination thereof, issued pursuant to one or more Warrant Agreements (each a "Warrant Agreement") to be entered into between the Company and a bank or trust company selected by the Company, together with such indeterminate number of Common Shares as may be issuable separately or in exchange for or upon conversion of the Debt Securities, Preference Shares or Warrants, as the case may be, of the Company together, in the case of Common Shares, with associated common share purchase rights (the "Rights") issued pursuant to the amended and restated Shareholder Rights Agreement, as reconfirmed on 25 April 2002 between the Company and CIBC Mellon Trust Company, successor to The Royal Trust Company, as Rights Agent (the "Rights Agent"), as contemplated in the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") under the Act (the "Registration Statement"). The Debt Securities will be issued under an Indenture dated as of May 15, 1983, as supplemented (as so supplemented, the "Indenture"), between the Company and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as Trustee. I hereby consent to the use of this opinion in the Registration Statement and to the references on page 26 of the Prospectus forming a part of the Registration Statement and under the heading "Validity & Securities", and consent to the reference on page 5 of such Prospectus to my advice with respect to the enforceability of civil liabilities under the Act. In giving such consent I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.
Alcan Inc.

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In reaching the conclusions expressed in this opinion, I have examined such certificates of public officials and of corporate officers and directors and such other documents and matters as I have deemed necessary or appropriate, relied upon the accuracy of facts and information set forth in all such documents, and assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as copies, and the authenticity of the originals from which all such copies were made.

Based on the foregoing, I am of the opinion that:

(1) When the Registration Statement has become effective under the Act, the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement, the Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

(2) When the Registration Statement has become effective under the Act, the terms of a particular series of Preference Securities and of the issuance and sale thereof have been duly established by the Board of Directors of the Company in conformity with the Company's Restated Articles of Incorporation so as not to violate any applicable law or result in a default or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and certificates representing the Preference Shares of such series have been duly executed by the proper officers of the Company, duly authenticated by the Company's transfer agent and registrar and delivered against payment of the purchase price thereof, the Preference Shares of such series will be legally issued, fully paid and non-assessable.

(3) The Common Shares have been duly authorized, and when the Registration Statement has become effective under the Act and certificates representing the Common Shares in the form filed as an exhibit to the Registration Statement have been duly executed by the proper officers of the Company, duly authenticated by the Company's transfer agent and registrar and delivered against payment of the purchase price thereof, such Common Shares will be validly issued, fully paid and non-assessable, and the Common Shares, when duly issued in exchange for or upon conversion of Debt Securities, Preference Shares or Warrants will be legally issued, fully paid and non-assessable.

Alcan Inc.

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(4) When the Registration Statement has become effective under the Act, the Warrant Agreement has been duly authorized, executed and delivered, the terms of the Warrants and of their issue and sale have been duly established in conformity with the Warrant Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Warrants have been duly executed and issued in accordance with the Warrant Agreement and issued and sold as contemplated in the Registration Statement, the Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

(5) Assuming that the Rights Agreement has been duly authorized, executed and delivered by the Rights Agent, then when the Registration Statement has become effective under the Act and the Common Shares have been validly issued either separately or in exchange for or upon conversion of Debt Securities, shares of Preference Securities of any series or Warrants, the Rights associated with such Common Shares will be validly issued.

In connection with my opinion set forth in clause (5) above, I note that the question whether the Board of Directors of the Company might be required to redeem the Rights at some future time will depend upon the facts and circumstances existing at that time and, accordingly, is beyond the scope of such opinion.

The foregoing opinion is limited to matters involving the laws of Canada and the Province of Quebec. Insofar as the opinion expressed herein relates to or is dependent upon matters governed by the laws of the State of New York or the Federal law of the United States of America, I have relied upon the opinion of Sullivan & Cromwell LLP, United States counsel to the Company, which is being delivered to you and filed with the Commission on the date hereof as an exhibit to the Registration Statement.

Yours truly,

/s/  Roy Millington

Roy Millington

Corporate Secretary